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                                                                      Exhibit 21

                  SUBSIDIARIES OF HOTELWORKS.COM, INC.



The Leonard Parker Company
201 Alhambra Circle
Coral Gables, FL  33134
State of Incorporation: Florida

         Leonard Parker Company
         9 Temasek Blvd.
         27-03 Suntec Tower Two
         Singapore 038989
         Incorporation:  Singapore

         Leonard Parker Company (Africa) (Proprietary) Limited
         3 Sandown Valley Crescent
         PO Box 786598
         Sandton 2146 South Africa
         Incorporation:  South Africa

         Leonard Parker Company Europe B.V.
         Hessenbergweg 77
         1101 CX Amsterdam
         The Netherlands
         Incorporation:  Netherlands

Parker Reorder Online, Inc.
201 Alhambra Circle
Coral Gables, FL  33134
State of Incorporation:  Florida

Bekins Distribution Services Co., Inc.
9362 Dielman Industrial Drive
St. Louis, MO  63132
State of Incorporation:  Delaware

Hospitality Restoration and Builders, Inc.
201 Alhambra Circle
Coral Gables, FL  33134
State of Incorporation:  New York

Hospitality Construction Corporation
201 Alhambra Circle
Coral Gables, FL  33134
State of Incorporation:  Georgia

Hospitality Development Services Corporation
201 Alhambra Circle
Coral Gables, FL  33134
State of Incorporation:  New York



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HWS Real Estate Advisory Group, Inc.
201 Alhambra Circle
Coral Gables, FL  33134
State of Incorporation:  New York

Hospitality Software Systems, Inc.
201 Alhambra Circle
Coral Gables, FL  33134
State of Incorporation:  New York


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